UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 5, 2008

infoGROUP Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19598 (Commission File Number)	47-0751545 (IRS Employer Identification No.)

5711 South 86th Circle Omaha, Nebraska (Address of principal executive offices)	68127 (Zip Code)

Registrant’s telephone number, including area code: (402) 593-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) (c) Resignation of Stormy L. Dean as Chief Financial Officer; Appointment of Thomas W. Oberdorf as Chief Financial Officer:
As previously disclosed in the Company’s Current Report on Form 8-K filed on July 22, 2008, infoGROUP Inc. (the “Company”) had initiated a process of identifying and hiring a new Chief Financial Officer. As a result of that process, on December 5, 2008, Stormy L. Dean resigned from the position as Chief Financial Officer of the Company and the Company named Thomas W. Oberdorf, 51, as its new Chief Financial Officer.
Mr. Oberdorf had most recently served as Chief Financial Officer and Treasurer of Getty Images, Inc., a creator and distributor of still imagery, footage and multi-media projects, as well as a provider of other forms of digital content, including music. From 2002 until 2006, Mr. Oberdorf had served as Chief Financial Officer and Treasurer of Moduslink, formerly know as CMGI, Inc., a supply chain management, marketing distribution and ecommerce solutions company.
The Compensation Committee of the board of directors will be considering an employment agreement for Mr. Oberdorf in the near future. This Form 8-K will be amended to disclose the terms of that employment agreement once such agreement has been finalized with Mr. Oberdorf and approved by the Compensation Committee.
A copy of the press release issued by the Company on December 5, 2008, announcing the appointment of Mr. Oberdorf as Chief Financial Officer is attached hereto as Exhibit 99.1.
Mr. Dean will remain with the Company and has been named Executive Vice President and General Manager of the Data Group.
(b) Resignation of George F. Haddix and Vasant H. Raval as Directors
As previously disclosed in the Company’s Current Report on Form 8-K filed on August 20, 2008, the Board of Directors (the “Board”) of the Company entered into a settlement agreement with the parties named in the consolidated complaint In re infoUSA, Inc. Shareholders Litigation, Consol. Civil Action No. 1956-CC (Del. Ch.) (the “Derivative Litigation”). As part of that settlement agreement, George F. Haddix and Vasant H. Raval, each then a director of the Company, agreed to tender their resignations from the Board, which such resignations were to become effective on the date on which the court’s judgment approving the settlement agreement for the Derivative Litigation became final. As of December 9, 2008, no appeal had been filed to the order by the Court entered on November 7, 2008 approving the settlement agreement, as previously disclosed in the Company’s Quarterly Report on Form 10-Q filed on November 10, 2008. Therefore, the court’s judgment approving the settlement agreement for the Derivative Litigation became final and the resignations for Dr. Haddix and Dr. Raval were effective on December 9, 2008.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release of infoGROUP dated December 5, 2008, relating to the appointment of Thomas W. Oberdorf as Chief Financial Officer of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

infoGROUP Inc.
By:	/s/ John H. Longwell
John H. Longwell
Secretary and Acting Executive Vice President for Business Conduct and General Counsel

Date: December 11, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of infoGROUP dated December 5, 2008, relating to the appointment of Thomas W. Oberdorf as Chief Financial Officer of the Company.